EXHIBIT 23.01
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               Consent of Independent Certified Public Accountants
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Board of Directors
Southern States Power Company, Inc.


We consent to the use of our independent auditor's report dated August 10, 2001 on the financial statements of Southern States Power Company, Inc. as of April 30, 2001 and for the two years then ended, to be included in the registration statement on form SB-2 to be filed with the Securities and Exchange Commission on approximately April 22, 2002. We also consent to the reference to us as experts in matters of auditing and accounting.


/s/ Stonefield Josephson, Inc.

Santa Monica, California
April 22, 2002